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                                                                    Exhibit 3.69

                                 AMENDMENT NO.2
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               TXI OPERATIONS, LP

          THIS AMENDMENT NO. 2 TO AGREEMENT OF PARTNERSHIP OF TXI OPERATIONS, LP (the "Amendment"), effective the 1st day of May, 2001 by and between TXI OPERATING TRUST, a Delaware business trust (the "General Partner") and TEXAS INDUSTRIES TRUST, a Delaware business trust (the "Limited Partner").

                                    RECITALS:

          WHEREAS, TXI Texas, Inc., a Delaware corporation now known as TXI Corp.("TXI Texas"), and Texas Industries, Inc., a Delaware corporation ("TXI Inc."), entered into that certain Agreement of Limited Partnership of TXI Operations, LP dated April 24, 1996 (together with all subsequent amendments, modifications and additions thereto, the "Partnership Agreement"), whereby TXI Texas, as the sole general partner, and TXI Inc., as the sole limited partner, agreed to form and operate a Delaware limited partnership named TXI Operations, LP (the "Partnership") in accordance with the terms set forth in the Partnership Agreement; and

          WHEREAS, as acknowledged in Amendment No. 1 to Agreement of Limited Partnership, effective June 1, 1996, the General Partner became the sole general partner of the Partnership and the Limited Partner became the sole limited partner of the Partnership; and

          WHEREAS, the General Partner and the Limited Partner desire to amend certain provisions of the aforementioned Partnership Agreement regarding the operation of the Partnership and their interests in the Partnership.

                                   WITNESSETH:

          NOW THEREFORE, premises considered and in consideration of the mutual promises and covenants of the parties hereto, the sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

1. Capitalized terms. Unless otherwise defined in this Amendment, capitalized terms herein shall have the meaning set forth in the Partnership Agreement.

2.   Section 7.2.1 of the Partnership Agreement is hereby amended and Section
     7.2.4 is hereby added to permit a Partner to sell, transfer, pledge or encumber all or a portion of its Partnership Interest for the purpose of obtaining or maintaining credit or other financing for the benefit, in whole or in part, of the Partnership.

     Therefore, Sections 7.2.1 and 7.2.4 of said Partnership Agreement, as amended or added, shall provide, in their entirety as follows:

          "7.2.1 Except as set forth in Section 7.2.2, 7.2.3 or 7.2.4, no Partner shall sell, assign, pledge, mortgage, or otherwise dispose of or Transfer, in whole or in part, its Partnership interest or its share of the Partnership's capital, assets or property or enter into any agreement, the result of which would be for another Person to become directly or indirectly interested in the Partnership.

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          7.2.2 [Remains Unchanged].

          7.2.3 [Remains Unchanged].

          "7.2.4 Upon the written consent of all Partners, any Partner may sell, assign, pledge, mortgage or otherwise dispose of or Transfer, in whole or in part, its Partnership Interest or its share in the Partnership's capital, assets or property."

3. Except as amended hereby, all terms and conditions of the Partnership Agreement shall remain the same, unchanged, and in effect.

          IN WITNESS WHEREOF, this Amendment No. 2 to Agreement of Partnership of TXI Operations, LP is executed effective the 1st day of May, 2001.

                                        GENERAL PARTNER:

                                           TXI OPERATING TRUST


                                           By: Richard M. Fowler
                                               ---------------------------------
                                               Richard M. Fowler
                                               Managing Trustee


                                           LIMITED PARTNER:

                                        TEXAS INDUSTRIES TRUST


                                           By: Richard M. Fowler
                                               ---------------------------------
                                               Richard M. Fowler
                                               Managing Trustee

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